Exhibit 10.27

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made as of the 19th day of December, 2000, by and between Astrium GmbH, a German corporation (“Purchaser”), and Spacehab, Incorporated (“Seller”), a Washington state corporation.

RECITALS

WHEREAS, Seller has developed and owns or is developing and will own certain commercial space hardware known as the integrated cargo carrier or ICC and related assets (the ICC that is integrated into the Shuttle cargo bay in a horizontal position and related assets are referred to hereafter as the “ICC System” and the ICC that is to be integrated into the Shuttle cargo bay in vertical position and related assets are referred to hereafter as the “ICC-V System”);

WHEREAS, Purchaser and Seller have entered into a (i) Collaboration Agreement and a Stock Purchase Agreement dated as of August 2, 1999 establishing a Strategic Alliance, (ii) a Joint Program Agreement for the purchase of the ICC System Assets and the ICC-V System Assets and a leaseback of said assets to Seller dated as of November 30, 2000 and (iii) an Agreement on Principles for Lease of the ICC System Assets and the ICC-V System Assets dated as of November 30, 2000; and

WHEREAS, on the terms and subject to the conditions contained in this Agreement, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the ICC Systems Assets and the ICC-V Systems Assets.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

Purchase and Sale of Assets

1.1 Agreement to Purchase and Sell. On the terms and subject to the conditions contained in this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser, all of Seller’s right, title and interest in and to the ICC System and the ICC-V System as set forth on Schedule I hereto (referred to hereafter as “ICC System Assets” and ICC-V System Assets, respectively) and the assets related thereto as set forth in paragraphs 1.3 (a), (b), (c) and (d) (the ICC System Assets, the ICC-V System Assets and the assets related thereto are collectively referred to as the “Purchased Assets”).

The Purchased Assets shall be sold to Purchaser free and clear of any and all liens, claims and encumbrances of whatever kind or nature, including but not limited to security interests, mortgages, pledges, charges, suits, licenses, options, rights of recovery, judgments, rights of first refusal, orders and decrees of any court or foreign or domestic governmental entity, interest, tax, covenants, restrictions, indentures, instruments, leases, options, contracts, agreements, offsets, recoupments, claims for reimbursement, contribution, indemnity or exoneration successor, product, environmental, taxes, labor, ERISA, CERCLA, alter ego and other liabilities (collectively, “Claims”).

1.2 Transfer of title to Purchaser’s subsidiary. Unless otherwise notified by Purchaser prior to the First Closing or Second Closing respectively, Seller shall transfer all of Seller’s right, title and interest in and to the Purchased Assets to Purchaser’s subsidiary, Astrium North America, Inc., a Delaware corporation, in lieu of delivering said right, title and interest to Purchaser

1.3 Enumeration of Assets Purchased. In addition to the ICC System Assets and the ICC-V System Assets set forth on Schedule I hereto, the assets related thereto that are being purchased also shall include the following:

(a) all rights under warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the ICC System Assets and the ICC-V System Assets related thereto;

(b) all U.S. and foreign trademarks, service marks, logos, designs, trade names, patents, registered designs, mask works, copyrights, computer software and databases, whether or not registered, and related items (and all intellectual property and proprietary rights incorporated therein) and all other trade secrets, research and development, formulae, know-how, and proprietary and intellectual property rights and information, including all grants, registrations, renewals, reissues and applications relating thereto, owned by Seller and related exclusively to the ICC System Assets or the ICC-V System Assets; and

(c) all processes, procedures and test data related to the handling and operation of the ICC System Assets and the ICC-V System Assets documented in whatever form, it being agreed that those items related to Generic ICC will only be transferred in the status and form available to Seller on 31st December 2000; and

(d) any and all other assets and rights that are not of the type or character referenced in Section 1.2(a)-(c) and which are necessary for the continuation of the operation of the ICC System Assets or the ICC-V System Assets in at least the same manner as they are conducted as of the date hereof.

ARTICLE 2

No Liabilities Assumed; Indemnification

2.1 No Liabilities Assumed. Seller acknowledges and agrees that pursuant to the terms and provisions of this Agreement, Purchaser will not assume any obligation of Seller whatsoever. In furtherance and not in limitation of the foregoing, Purchaser shall not assume and shall not be deemed to have assumed, any debt, Claim, obligation or other liability of Seller whatsoever (the “Excluded Liabilities”), including, but not limited to (i) any environmental costs and liabilities arising from environmental, health, or safety conditions, or the release of a contaminant into the environment, for any act, omission, condition, event or circumstance to the extent occurring or existing prior to the respective closing date for the assets involved, including without limitation all environmental costs and liabilities relating in any manner to Seller’s direct or indirect handling, transportation or disposal of any contaminants, (ii) any of Seller’s liabilities in respect of any taxes, (III) any taxes or any fees arising in connection with the consummation of the transactions contemplated hereby, including any tax or liability of any stockholder of Seller or its affiliates and any of Seller’s fees and expenses incurred in connection with the transfer of the Purchased Assets (other than as expressly provided in this Agreement), (iv) any brokers’ or finders’ fees, or other liability of Seller for costs and expenses (including legal fees and expenses) incurred in connection with this Agreement or the consummation of the transactions contemplated hereby, (v) any liability or obligation of Seller under this Agreement, (vi) any indebtedness of the Seller, (vii) any obligation or liability arising as a result of or whose existence is a breach of Seller’s representations, warranties, agreements or covenants, and (vii) any Excluded Assets.

2.2 Indemnification. Seller agrees to defend, indemnify, and hold harmless the Purchaser, its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) arising out of or related to a debt, Claim, obligation or liability concerning the Excluded Liabilities. With respect to any claim which may form the basis for indemnification under this Section, the Purchaser shall give prompt notice of such claim to the Seller as well as the opportunity for Seller to defend, compromise, or settle such claim with counsel selected by Seller, and shall fully cooperate in the course thereof. The Seller shall not enter into any compromise or settlement that shall have the effect of creating any liability or obligation (whether legal or equitable) on the part of the Purchaser.

ARTICLE 3

Purchase Price, Manner of Payment and Closing

3.1 Consideration. The purchase price (the “Purchase Price”) of the Purchased Assets shall be the sum of Fifteen Million Four Hundred Thousand Dollars ($15,400,000) of which Eleven Million Dollars ($11,000,000) shall be for Purchased Assets related to the ICC System Assets and Four Million Four Hundred Thousand Dollars ($4,400,000) shall be for Purchased Assets related to the ICC-V System Assets. The Purchase Price shall be paid in the manner described in Section 3.2 below.

3.2 Time and Place of the Closings. The closing of the transactions contemplated by this Agreement shall take place at two separate closings, respectively, the “First Closing” and the “Second Closing”, each to occur as hereinafter set forth.

(a) The First Closing shall occur at such place and on such date and at such time as the parties mutually agree, but in no event later than June 30, 2002. On or before the First Closing, the Purchaser shall: (i) pay the Seller Five Million Dollars ($5,000,000) in cash, (ii) pay Seller Three Million Dollars ($3,000,000), on or before March 9, 2001, and (iii) pay Seller Three Million Dollars ($3,000,000) on or before June 30, 2002. After fulfillment of Purchaser’s obligation under (i) above, the Seller shall execute and deliver to Purchaser (i) a Bill of Sale, and (ii) such other endorsements, assignments and such other instruments of transfer and conveyance, in form and substance reasonably satisfactory to Purchaser, as shall be effective to vest in Purchaser as of the date of the First Closing good title, free and clear of any Claims, to the ICC System Assets and all other assets set forth in paragraphs 1.3 (a), (b), (c) and (d) related to the ICC System Assets. In addition, both parties shall execute and deliver such other ancillary documents contemplated by, or arising under, this Agreement as are necessary in order to effect the transfers contemplated for the First Closing.

(b) The Second Closing shall occur at such place and on such date and at such time as the parties mutually agree after the ICC-V system has been qualified for flight onboard Space Shuttle in accordance with the requirements identified in Article 6.2 (e) of this Agreement. Upon the Second Closing, Purchaser shall pay Seller Four Million Four Hundred Thousand Dollars ($4,400,000). Upon the Second Closing, Seller shall execute and deliver to Purchaser (i) a Bill of Sale and (ii) such other endorsements, assignments and such other instruments of transfer and conveyance, in form and substance reasonably satisfactory to Purchaser, as shall be effective to vest in the Purchaser as of the date of the Second Closing good title, free and clear of any Claims, to the ICC-V System Assets and all other assets set forth in sections 1.3 (a), (b), (c) and (d) related to the ICC-V System Assets. In addition, both parties shall execute and deliver such other ancillary documents contemplated by, or arising under, this Agreement as are necessary in order to effect the transfers contemplated for the Second Closing.

3.3 Transfer Taxes. All taxes upon, related to or arising out of the transactions contemplated by this Agreement, including, without limitation, transfer, registration, stamp, documentary, sales, use, excises, duties and similar taxes and specifically including all applicable Seller income or gains taxes, any penalties, interest and additions to tax, and court, registration and filing fees incurred in connection with this Agreement shall be the responsibility of and be timely paid by Seller. Seller and Purchaser shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

ARTICLE 4

Representations and Warranties

4.1 Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

(a) Purchaser is a corporation existing and in good standing under the laws of Germany.

(b) Purchaser has full power and authority to enter into and perform this Agreement and all documents and instruments to be executed by Purchaser pursuant to or in connection with this Agreement. The execution and delivery of this Agreement by Purchaser, and the performance by Purchaser of all of its obligations hereunder, have been duly authorized and approved prior to the date hereof by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchaser and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

(c) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated by this Agreement.

(d) Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the constituent organizational and governing documents of Purchaser, or of any agreement or instrument to which Purchaser is a party or any of its properties is subject or bound or any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award that is binding upon Purchaser.

(e) Purchaser has not dealt with any person or entity who is or may be entitled to a broker’s commission, finders fee, investment bankers fee or similar payment from Seller for arranging the transaction contemplated hereby or introducing the parties to each other.

4.2 Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that:

(a) Seller has full power and authority to enter into and perform this Agreement and all documents, agreements and instruments to be executed by Seller pursuant to or in connection with this Agreement. The execution and delivery by Seller of this Agreement, and the performance by Seller of all of its obligations hereunder and thereunder, have been duly authorized and approved prior to the date hereof by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditor’s rights and remedies generally.

(b) Except for technology transfer regulations (see paragraph c below), no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person or entity not furnished at or prior to Closing is required for the execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement. Except as noted above, neither the execution and delivery by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby and thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the constituent organizational and governing documents of Seller, or of any agreement or instrument to which Seller is a party or any of its properties is subject or bound or any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award, in each case to which Seller is subject or by which Seller is bound, which conflict or breach could have a material adverse effect on the Seller’s ability to complete the transactions contemplated by this Agreement.

(c) Seller has the power and authority to transfer title to the ICC System and ICC-V System hardware and operating documentation as set forth in section 1 of the present purchase agreement. Seller shall have full power and authority and will transfer title to the ICC System and ICC-V System technical design data upon (i) receipt of the approvals of the U.S. Department of State and/ or Department of Commerce, if required, or (ii) availability of personnel and processes within Astrium NA which allow such transfer without approval.

(d) Seller has the power to sell free and clear of any Claims all Purchased Assets. Seller has or will have good title to Purchased Assets at the time of the closing related to such assets. All ICC System Assets and ICC-V System Assets are in good operating condition and repair, ordinary wear and tear excepted, in accordance with industry standards. The ICC System Assets are physically located in or about Seller’s place of business. The ICC-V System Assets will be physically located in or about Seller’s place of business at the time of the Second Closing.

(e) Seller warrants that there is no litigation or proceeding, in law or in equity, pending against Seller with respect to the Purchased Assets and there are no proceedings or governmental investigations before any commission or other administrative authority pending against or, to the best of the Seller’s knowledge, threatened against Seller with respect to the Purchased Assets.

(f) Seller has not dealt with any person or entity who is or may be entitled to a broker’s commission, finders fee, investment bankers fee or similar payment from Purchaser for arranging the transaction contemplated hereby or introducing the parties to each other.

(g) Seller owns all intellectual property that are incorporated in, used by or related to the ICC System Assets or the ICC-V System Assets. Seller is not and will not be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to intellectual property or the rights of third parties with regard to intellectual property. Purchaser’s use or lease to Seller or to third parties of the Purchased Assets will not infringe the intellectual property rights of any third party.

ARTICLE 5

Conduct Prior to the Closings

5.1 Prohibitions. From the date hereof until the respective closing hereunder, without the prior written consent of Purchaser, Seller shall not:

(a) sell, transfer, or otherwise dispose of any of the Purchased Assets;

(b) take any action that would materially adversely affect the Purchased Assets.

5.2 Maintenance of Assets. From the date hereof until the respective closing hereunder, except as expressly contemplated or permitted by this Agreement or as otherwise consented to by Purchaser in writing, Seller shall:

(a) maintain the ICC System Assets and the ICC-V System Assets in good working repair, order and condition, in accordance with their standard maintenance policies, and in any event in at least as good repair, order and condition as on the date hereof (ordinary wear and tear excepted);

(b) neither (i) encumber, mortgage or subject to any lien any of the Purchased Assets; (ii) or do or omit to do any act which may cause a material breach of or default under any commitment or a material breach of any representation, warranty, covenant or agreement made herein by Seller;

ARTICLE 6

Conditions to Closing

6.1 Conditions to Seller’s Obligations. The obligations of Seller to consummate the transactions contemplated hereby are subject to the fulfillment of all of the following conditions on or prior to the respective closing date; upon the non fulfillment of any of which this Agreement may, at Seller’s option, be terminated pursuant to and with the effect set forth in Section 8.2:

(a) Each and every representation and warranty made by Purchaser shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the respective closing date;

(b) All material obligations of Purchaser to be performed hereunder through, and including on, the respective closing date shall have been performed;

(c) No action or proceeding before any court, government body, or other tribunal shall have been commenced (by a party other than Seller, or an Affiliate of Seller) wherein an unfavorable judgment, decree or order would (i) prevent the carrying out of this Agreement or any of the transactions contemplated hereby, (ii) declare unlawful any of the transactions contemplated by this Agreement, or (iii) cause any of such transactions to be rescinded. As used in this Agreement, the term “Affiliate” shall mean any person or entity which controls a party to this Agreement, which is controlled by a party to this Agreement, or which is under common control with that party;

(d) Seller shall have received or otherwise be satisfied with payment of the purchase price for the assets to be acquired at such closing;

6.2 Conditions to Purchaser’s Obligations. The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the respective closing date; upon the non fulfillment of any of which this Agreement may, at Purchaser’s option, be terminated pursuant to and with the effect set forth in Section 8.2:

(a) Each and every representation and warranty made by Seller shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as if originally made on and as of the respective closing date;

(b) All material obligations of Seller to be performed hereunder through, and including on, the Closing Date shall have been performed;

(c) No action or proceeding before any court, government body, or other tribunal shall have been commenced or threatened (other than by an Affiliate of Purchaser) which seeks to (i) nullify, restrict or modify the rights and protections afforded Purchaser in this Agreement, (ii) prevent the carrying out of this Agreement or any of the transactions contemplated hereby, (iii) declare unlawful the transactions contemplated by this Agreement (iv) cause such transactions to be rescinded, or (v) materially affect the right of Purchaser to own, operate or control the purchased assets; and

(d) The Purchaser shall not be obligated to consummate the transactions contemplated by the Second Closing unless and until the ICC-V System Assets have been delivered by S.P. Korolev Rocket and Space Corporation Energia to Seller. Seller shall not give final acceptance except with the written concurrence of Purchaser or its nominee (appointed as provided in Section 1.2). For the purposes of this Agreement, final acceptance shall not occur unless Purchaser or its nominee concurs with Seller that the ICC-V System Assets meet all of the conditions of the ICC-V purchase contract. Purchaser or its nominee shall be allowed to be present at and participate in all acceptance testing and inspections related to the ICC-V System Assets.

(e) The Purchaser shall not be obligated to consummate the transactions contemplated by the Second Closing unless and until the ICC-V System

Assets have been delivered by Seller as a flight qualified system. VCC qualification means that sufficient reviews, inspections, tests and analyses have been performed successfully to show that the VCC has met the requirements documented in the VCC Systems requirements specification (SHI-VCC-S1002) and that the VCC is qualified for use as described therein. Flight Qualification shall be documented by the completion and delivery, by Seller, and acceptance by Purchaser of the following products related to the VCC in its nominal configuration, i.e. as a vertical carrier utilizing 1 core section, 2 outer sections and left and right trunnion beam assemblies, for use as a Shuttle based un-pressurized cargo carrier.

Astrium Requirement	Related Item from Transfer List	SHI Deliverable Item (“Line Item” refers to Transfer List)
Structure Verification Plan based on NASA NSTS 14046 or Russian equivalent (SSP 50094)	Structural verification plan	(Line item 314)

Fracture Control Plan based on 1 NASA-STD-5003 or Russian equivalent (SSP 50094)	Fracture control plan	(Line item 324)

Dynamic- and Strength-Analysis Technical Note including a Margin of Safety Summary Table	Structural strength analysis report Loads analysis	(Line item 318-319)

Fracture Mechanics Analysis Technical Note including life limited items list	Fracture control plan	(Line item 324)

Certification of the required nondestructive crack inspections of each selected hardware item	See comments	General statement included in passport or “Readiness for Customer Turnover”

Thermal Analysis Technical Note	Thermal analysis report	(Line item 316)

Bulk Data NASTRAN Finite Element Model used for strength analysis	See comments	SPACEHAB /ASI provided

Bulk Data NASTRAN Finite Element Model correlated to the results of a modal survey test. Model quality requirements as defined by NASA NSTS 37329	Correlated Math Model	(Line item 335)

Static Strength Test Reports	Static Test Plan Static Test Procedures Static test fixture drawings Static Test Report	(Line items 326-329)

Dynamic Test Reports including the Modal Survey Test Report	Modal Test Plan Modal Test Procedure Test fixture and simulators drawings Modal Test Report	(Line items 331-334)

Thermal Mathematical Model either validated by test or best engineering available	Thermal math model	(Line item 317)

Assembly- and Parts- Drawings and Listings (Manufacturing Documents)	VCC1 Released Working Drawings (VCC)	(Line item 340)

Material and Material usage List according NASA Standards or Russian equivalent (SSP 50094). Translation of Russian material designation to US- and/or European aerospace-standards shall be provided.	Material Usage List Material Usage Agreement (MUA) (if required)	(Line item 349-350)

Handling - and Operational- Procedures	Operator’s Manual (VCC) Operator’s Manual (GSE)	(Line item 347-348)

Verification Control Document which contains the references for closure of the initial requirements	Certification of “Readiness for Customer Turnover”	General certification that the system meets all the customer’s contractual requirements

Applicable Safety Hazard Sheets	VCC1 EVA Sharp Edges Inspection Report (AKT)	(Line item 339)

“Passport”	VCC1 Passport (Formular) VCC3 Passport (Formular)	(Line item 337) (Line item 342)

ARTICLE 7

Other Agreements

7.1 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be reasonably necessary to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.

7.2 Survival. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement or any agreement delivered in connection herewith shall survive each closing date for a period of one year from the date of said closing.

ARTICLE 8

Termination

8.1 Termination.

(a) This Agreement may be terminated with respect to the ICC System Assets at any time prior to First Closing date or with respect to the ICC-V System Assets at any time prior to the Second Closing date by mutual written agreement of Seller and Purchaser. This Agreement may be terminated with respect to the ICC System Assets by either party pursuant to the terms of Section 6.1 or 6.2 if the closing conditions are not met by the other Party by June 30, 2001. This Agreement may be terminated with respect to the ICC-V System Assets by either party pursuant to the terms of Section 6.1 or 6.2 if the closing conditions are not met by the other Party by January 31, 2003.

(b) If a Party intends to terminate this Agreement it shall do so by delivering a written notice to the other party, such termination to be effective on the fifth business day (the “Termination Date”) following the terminating party’s delivery of such notice. On the Termination Date, (i) Seller shall return the Cash Payment, plus interest thereon at an annualized rate of five percent (5%) applied for the period between the First Closing and the Termination Date, plus any amounts applied to the Future Astrium Claim prior to the Termination Date, and (ii) the balance remaining under the Astrium Work Credit shall be cancelled, with Seller being thereafter responsible for full payment of any invoices arising in respect of services rendered by Purchaser to Seller.

8.2 Effect of Termination and Abandonment. In the event of termination of the Agreement pursuant to this Article 8, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby not then completed shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

(a) all further obligations of the parties shall terminate; and

(b) each party shall have available to it such remedies as may exist at law or in equity.

ARTICLE 9

Miscellaneous

9.1 Publicity. Except as otherwise required by law, press releases concerning this transaction shall be made only with the prior approval of the Seller and Purchaser, which approval shall not be unreasonably withheld.

9.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile or by nationally recognized private courier. Notices delivered by hand, by facsimile or by nationally recognized private carrier shall be deemed given on the day of receipt. All notices, including any change in notice addresses shall be addressed as follows:

If to Seller:

Spacehab, Incorporated

555 Forge River, Suite 150

Webster, Texas 77598/ 4336

Attention: Nelda Wilbanks

Facsimile: (281) 853 2920

with a copy to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019

Attention: Frank E. Morgan II

Facsimile: (212) 259-6333

If to the Purchaser:

Astrium GmbH

Bremen, Germany

Attention: Holger Vöge

Facsimile: 011-49-421-539-4137

with a copy to:

Pierson & Burnett, LLP

1667 K Street, NW Suite 801

Washington, D.C. 20006

Attention: Dennis J. Burnett

Facsimile: (202) 466-3055

or, in each case, at such other address as may be specified in writing to the other party.

9.3 Expenses. Unless otherwise expressly agreed to in Articles 1, 2, and 3 of the present agreement each of the Seller and the Purchaser will bear their respective costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

9.4 Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Each Exhibit and Schedule shall be considered incorporated into this Agreement.

9.5 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the District of Columbia applicable to contracts made therein, without regard to rules of conflicts of law.

9.6 Binding Effect; Benefit. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.7 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party, except in the event of a reorganization, merger or acquisition of a party where the successor entity is reasonably deemed to be qualified to perform the duties and obligations of the original party under this Agreement.

9.8 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

9.9 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

9.10 Bulk Sales Laws. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales laws, including Article 6 of the Uniform Commercial Code as it may be in effect in any applicable jurisdiction.

9.11 Dispute Resolution. All disputes arising out of the interpretation or enforcement of this Agreement and not settled previously in an amicable manner shall be finally settled under the rules of conciliation and arbitration of the International Chamber of Commerce by a panel of three arbitrators appointed in accordance with said rule. The arbitration proceeding shall take place in London, England, or any such other location as the parties may mutually agree, and shall be conducted in the English language. The arbitration award shall be final and binding on the parties. A party may enter judgment upon the award in any court of appropriate jurisdiction upon application thereto.

9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ASTRIUM GmbH

By:	/s/ DR. STEFAN-FRITZ GRAUL
Dr. Stefan-Fritz Graul [V.P. Orbital Systems Infrastructure & Operations]

By:	/s/ DR. ECKART WOLFF
Dr. Eckart Wolff [Director of Finance, Control, Procurement & Commercial]

SPACEHAB, INCORPORATED

By:	/s/ MICHAEL E. KEARNEY
Michael E. Kearney [President]

Schedule I to Asset Purchase Agreement

DESCRIPTION		QTY/REF	REF NUMBER
1.0 ICC
1,1	FLIGHT HARDWARE
	UCP 1L	1	381GK1000-0
	UCP 2L	1	381GK1000-0
	UCP 3L	1	381GK1000-0
	Primary Flight Trunnions, including Bracketry & attachment hardware	4	1264555
	Secondary Flight Trunnions, including Bracketry & attachment hardware	4	1264556
	KYA 1	1	1264553
	KYA 2	1	1264553
	INTERFACE PLATE, STANDARD	1	SHI-ICC-D5002-001
	INTERFACE PLATE ASSY, STANDARD	16	SHI-ICC-D5002-301
	INTERFACE PLATE, GAS	8	SHI-ICC-D5003-001
	SPACER	44	SHI-ICC-D5004-001
	SPACER	10	SHI-ICC-D5004-002
	BUSHING, INTERFACE PLATE	122	SHI-ICC-D5005-001
	BUSHING, INTERFACE PLATE	1	SHI-ICC-D5005-002
	BUSHING, INTERFACE PLATE	10	SHI-ICC-D5005-003
	ASSEMBLY, EVAS ADAPTER, NHP	24	SHI-ICC-D5016-301
	LABEL ASSY, SPACEHAB	1	SHI-ICC-D5019-701
	ASSY, HANDRAIL ADAPTER	42	SHI-ICC-D5020-301
	BUSHING, INNER, ECCENTRIC 3/8”	4	SHI-ICC-D5021-001
	BUSHING, OUTER, ECCENTRIC 3/8”	4	SHI-ICC-D5021-002
	INTERFACE PLATE, SHOSS	5	SHI-ICC-D5022-001
	GANG CHANNEL, SHORT, UCP PHP	109	SHI-ICC-D5024-701
	GANG CHANNEL, LONG, UCP PHP	106	SHI-ICC-D5024-702
	ASSY, EVAS ADAPTER, PHP	10	SHI-ICC-D5025-301
	ASSY, WIF AND HANDRAIL ADAPTER	5	SHI-ICC-D5026-301

	UCP Spare Parts for UCP-1L, 2L, and 3L (PER EXISTING ASTRIUM H/W INVENTORY)	1	VARIOUS
	TITANIUM SECONDARY TRUNNION BRACKETS	2

1,2	FLIGHT SUPPORT EQUIPMENT (INCLUDES RELEVANT DOCUMENTATION)
	LCA FSE complete	1	1274311
	PFCS FSE complete	1	9070417
	PFCS alignment jig	2
	EAS FSE complete	1	9070438
	EAS alignment jig	1
	RU FSE complete	1	1274337
	ESP FSE complete	1	1275227
	MISSE/APC	2	1283501
	Strela TDK	1
	Connector bracket	1	907-0447-503
	Connector bracket	1	907-0447-1
	SOAR cable PWR	1	9063751-1
	SOAR cable data	1	9063752-1
	Screw 1230	50	1274115
	SCAP	1	1278427
	SOAR FSE complete	1	1274418
	Connector bracket	1	9063750-1-3
	Connector bracket	1	9063750-501-5
	ISS5A.1 cable assembly	1	9070411
	PFAP HARDWARE

1,3	GSE AND MISCELLANEOUS HARDWARE
	GSE Trunnions (Astrium made)	4	1274578
	GSE Trunnions (RSC Energia made)	4
	GSE T-BAR	4	SHI-ICC D7002-001
	ASSEMBLY, POSITIONING TOOL, NHP EVAS ADAPTER	2	SHI-ICC-D8003-001
	UCP Transportation Container (Blue Frame)	1	9060888
	SPACER, BLUE FRAME GSE	4	SHI-ICC-D8008-701
	Red UCP Plates (GSE)	60
	Rotator	1

		SISK		2	1264579
			Yellow Beam	1
			UCP hoisting device	1
			Coffee Table short	4	SH-99-001
			Coffee Table high	4	SHI-ICC-D8005
			Dolley heavy duty	12	McMaster 2764T2
			Dolley (plastic)	8	McMaster 24385T3
			Step ladder tall	1	8112T7
			Step ladder medium	1	8112T5
			Step ladder small	2	8112T4
			Step ladder very small	2	79485T23
			Scaffholding	2	8079T14
			Air pads	12
			Shelves	10
			Cabinets	9
			Chemical cabinets	3
			KYA Test Stand	1	1264300
			KYA Transport Container	1
			KYA Hoisting Device including Pulley	1
			Modal Survey Payload Test Dummies	5
			NBL MOCKUPS	1
			STIPL DRILL TEMPLATE/FIXTURE	1
			PHP DRILL TEMPLATE	1
			GFE PRLA USED ON BLUE FRAME TRANSPORTER

1,3	DOCUMENTATION
	1.3.1		ORIGINAL DOCUMENTATION
		1.3.1.1	UCP
			UCP 1L ADP	1
			UCP 1L PASSPORT	1
			UCP 1L ACCEPTANCE REPORT	1
			UCP 2L ADP
			UCP 2L PASSPORT	1
			UCP 2L ACCEPTANCE REPORT

UCP 3L ADP

UCP 3L PASSPORT	1

UCP 2L ACCEPTANCE REPORT

CAD MODEL(S)	1

STRUCTURAL MODEL(S)	1

STRUCTURAL ANALYSIS	1

FRACTURE ANALYSIS	1

THERMAL PROPERTIES

INSPECTION RECORDS

CERTIFICATIONS

Correlated ICC (KYA & UCP) data

NASTRAN bulk data files and matrices	A/R

Correlation Report	1

Frequent Flyer Program Results

NASTRAN bulk data files and matrices including pseudo-payloads

Report

Results from UCP local load carrying capability increase

Test report

Evalution

1.3.1.2 ICC

Integrated Cargo Carrier (ICC) Payload Standard Interface Definition Document (SIDD)	1	SHI-ICC-M0001

Structural Loads Data Book	1

Acceptance Report for Unpressurized Cargo Pallet (UCP 1L)	1	SHI-ICC-R1004

Cargo Interface Control Agreement between the Integrated Cargo Carrier (ICC) and the Payload Working Platform (PWP)	1	SHI-ICC-S1011

Cargo Interface Control Agreement between the Integrated Cargo Carrier (ICC) and the Service Module Debris Panels (SMDP_	1	SHI-ICC-S1012

External Stowage Platform 2 (ESP2) Power Video Grapple Fixture (PVGF) Tower Mockup Project Overview	1	SHI-NICC-S1000

GAS Interface Plate Static Loads Test Plan	1	SHI-ICC-L0009

Handrail Adapter Assembly, SHI-ICC-D5020-301 SHI-ICC-D5020-301, S/N 1025-1042 Acceptance Data Packaqe	1	SHI-ICC-K0007

Integrated Cargo Carrier (ICC) Payload Standard Interface Definition Document (SIDD)	1	SHI-ICC-M0001

Interface Plate Bushings, SHI-ICC-D5005-001 Acceptance Data Packaqe	1	SHI-ICC-K0004

Node Hole Pattern. EVAS Adapter, SHI-ICC-D5006-701 Acceptance Data Package	1	SHI-ICC-K0005

Node Hole Pattern, EVAS Adapter Assembly SHI-ICC-D5016-301 Acceptance Data Package	1	SHI-ICC-K0006

Perimeter Hole Pattern, EVAS Adapter Assembly SHI-ICC-D5025-301, S/N 1001-1010 Acceptance Data Package	1	SHI-ICC-K0008

PFCS KAAN Thermal Shroud Structural Analysis Report	1	SHI-ICC-R1010

Pre-Delivery Acceptance (PDA) Test Procedure for the Pump and Flow Control Subassembly (PFCS) KAAN Thermal Shroud	1	SHI-ICC-R1009

Pump Flow Control Subassembly (PFCS) Multi-Layer Insulation (MLI) Thermal Shroud Assembly Phase III Safety Data Package	1	SHI-ICC-R1008

Pump Flow Control Subasssembly (PFCS) Multi-Layer Insulation (MLI) Thermal Shroud Assembly Failure Modes and Effects Analysis (FMEA) / Critical Items List (CIL)	1	SHI-ICC-R1011

SHOSS Interface Plate Static Loads Test Plan	1	SHI-ICC-L0010

Specification of Requirements for Ammonia Servicing Ground Support Equipment (AS GSE) to be used in ICC Payload Tanking Operations	1	SHI-ICCOP-S0001

Standard Interface Plates, SHI-ICC-D5002-301, S/N 1004-1018 Acceptance Data Package	1	SHI-ICC-K0003

STIPL Static Loads Test Plan	1	SHI-ICC-L0008

STIPL-Lite Static Loads Test Plan	1	SHI-ICC-L0011

Structural Integrity Verification Plan for the Integrated Cargo Carrier Mission Support Equipment	1	SHI-ICC-L0001

STS-105/ISS 7A.1 Integrated Cargo Carrier (ICC) Mission Requirements and Allocations Document	1	SHI-ICC-S1008

STS-96 Materials Identification & Usage List for the Integrated Cargo Carrier Mission Support Equipment	1	SHI-ICC-L0002

WIF & Handrail Adapter Assembly, SHI-ICC-D5026 S/N 1001 - 1005, Acceptance Data Package	1	SHI-ICC-K0009

Work Instruction for the Unpressurized Cargo Pallet Plate Tooling Fixture and Drill Template	1	SHI-ICC-W0001

ICC I&O List of Applicable Documents	2A.1	ICC-RIHOU-LI-0001

ICC I&O ICA Status List for STS-102 / 5A.1	5A.1	ICC-RIHOU-LI-0002

External Stowage Platform 2 (ESP-2) Electrical, Electronic and Electromechanical (EEE) Parts List	ESP-2	ICC-RIHOU-LI-0003

ICC-RIBRE-LI-0010, Declared Materials, Mechanical Parts and Processes List for SOAR Flight Support Equipment & Connector Bracket on ICC Payload/STS-101	2A.2a	ICC-RIHOU-99-R249/RI

ICC-RIBRE-LI-0005, Keel Yoke Assembly Potentially Fracture Critical Items List		ICC-RIHOU-00-R118/RI

ICC-RIBRE-LI-0009, Keel Yoke Assembly Fracture Critical Item List		ICC-RIBRE-00-R119/RI
PLANS
Configuration Management Plan for ICC Integration & Operations	All	ICC-RIHOU-PL-0001
ICC Mission Training Plan	2A.2a	ICC-RIHOU-PL-0002
ICC Configuration Plan ICC Mission Training Plan	5A.1	ICC-RIHOU-PL-0003
STS-106/2A.2b ICC Mission Training Support Plan	106/ 2A.2b	ICC-RIHOU-PL-0004
STS-105/7A.1 ICC Mission Training Support Plan	7A.1	ICC-RIHOU-PL-0005
ICC STS-96/2A.1 Post Flight Report	2A.1	ICC-RIHOU-PL-0007
ICC-RIBRE-LET-004/ICC-RIBRE-PL-0011 Interface Management Plan for ICC Integration & Operations		ICC-RIHOU-99-R250/RI
ICC-RIBRE-PL-0012, ICC Program Mission Integration and Operations Management Plan		ICC-RIHOU-00-R115/RI
ICC-RIBRE-PL-0009, ICC Integration and Operations Product Assurance and Safety Plan		ICC-RIHOU-00-R116/RI
ICC-RIBRE-PL-0010, ICC Integration Site Safety and Health Plan		ICC-RIHOU-00-R117/RI
ASTRIUM - DATA CARRIERS (DC) (i.e. CD-ROMs)
STS-101/2A.2a ICC Photos (DASA/Astrium File Copy)	2A.2a	ICC-RIHOU-DC-0001
STS-101/2A.2a ICC Photos (SPACEHAB Copy, delivered under memo Ref: ICC-RIHOU-00-100, dated 7/6/00)	2A.2a	ICC-RIHOU-DC 0002
STS-106/2A.2b ICC Photos (Astrium File Copy)	2A.2b	ICC-RIHOU-DC-0003
STS-106/2A.2b ICC Photos (SPACEHAB Copy, to be delivered under memo Ref: ICC-RIHOU-00-TBD, dated TBD)	2A.2b	ICC-RIHOU-DC 0004
PROCEDURES
ICC-RIHOU-PR-0001
KYA Handling & Orbiter Installation Procedure	2A.2a	ICC-RIKSC-PR-001
KYA Removal & Handling Procedure	2A.2a	ICC-RIKSC-PR-002
UCP Handling & Installation Procedure	2A.2a	ICC-RIKSC-PR-003
ICC Mission 2A.2a/Connector Mating & Close-Out Procedure	2A.2a	ICC-RIKSC-PR-005
REPORTS
STS-96 Design Coupled Loads Analysis – Cycle 1	2A.1	ICC-RIHOU-RP-0001
ICC 2A.1 Mass properties	2A.1	ICC-RIHOU-RP-0002
Structural Analysis for MICC, FSE and Cargo Attach Fasteners Bolt Analysis: Reference ICC-RIHOU-RP-0003 [Located in MSE & Cargo Fasteners Binder	2A.1	ICC-RIHOU-RP-0003
ICC Mass Verification Summary Report	2A.1	ICC-RIHOU-RP-0004

2A.1 VLA-2 Transient & Quasi-Static Recoveries for ICC	2A.1	ICC-RIHOU-RP-0005
STS-101/2A.2 ICC Mass Verification Summary Report	2A.2a	ICC-RIHOU-RP-0006
ICC-RIBRE-RP-0006, Payload Hazard Report, ICC Unsafe Configuration for Orbiter Return, Phase ll/lll, Loss Orbiter Entry Capability	2A.2	Payload Hazard Report
Post Mission Report	2A.1	ICC-RIHOU-RP-0007
Pre-Test Analysis & Correlation of the Unpressurized Cargo Pallet (UCP) to the RSC-E Modal Test	Generic	ICC-RIHOU-RP-0008
(Ref: ICC-RIHOU-99-R195/TM-SA-99-019 Memo w/enclosure) Loads Data Book for STS-101 Verification Loads Analysis (VLA) Report	2A.2a	ICC-RIHOU-RP-0009
ICC-RIBRE-RP-0009, Integrated Cargo Carrier Mission 5a. 1 Flight Safety Data Package Phase ll/lll	5A.1	ICC-RIBRE-RP-0009
INTERNAL STS-106/2A.2b ICC Mass Verification Summary Report	2A.2b	ICC-RIHOU-RP-0010
STS-101/2A.2a Post Flight Mission Report	2A.2a	ICC-RIHOU-RP-0011
STS-102/5A.1 ICC Verification Closure Tracking Report	5A.1	ICC-RIHOU-RP-0012
STS-106/2A.2b ICC Mass Verification Summary Report	2A.2b	ICC-RIHOU-RP-0013
Reflight Safety Assessment for STS-106 (Mission 2A.2b) [See Generic Binder # 13]	2A.2b	ICC-RIBRE-RP-0012
Ground Safety Assessment for STS-106 (Mission 2A.2b) [See Generic Binder # 13]	2A.2b	ICC-RIBRE-RP-0013
ICC Mission 2A.2 Ground Safety Data Package Phase III (ICC-RIBRE-RP-0008, Issue 1, Rev. B, Dated 11/17/99)	2A.2a	ICC-RIHOU-99-335
STS-106/2a.2b Post Flight Mission Report	2A.2b	ICC-RIHOU-RP-0014
STS-102/5A.1 ICC Mass Verification Summary Report	5A.1	ICC-RIHOU-RP-0015
STS-102/5A.1 IC No EAS Mass Verification Summary Report	5A.1	ICC-RIHOU-RP-0016
REQUIREMENTS
Mission Requirements & Allocations Document (MRAD) for STS-101/2A.2a	2A.2a	ICC-RIHOU-RQ-0001
Mission Requirements & Allocations Document (MRAD) for STS-102/5A.1	5A.1	ICC-RIHOU-RQ-0002
ICC Cargo customer Questionnaire (Generic)	All	ICC-RIHOU-RQ-0003
Mission Requirements & Allocations Document (MRAD) for STS-106/2A.2b [See Generic Binder # 14]	2A.2b	ICC-RIHOU-RQ-0004
Mission Requirements & Allocations Document (MRAD) for STS-106/2A.2b [See Generic Binder # 14]	2A.2b	ICC-RIHOU-RQ-0004
Mission Requirements & Allocations Document (MRAD) for STS-106/2A.2b [See Generic Binder # 14]	2A.2b	ICC-RIHOU-RQ-0004
ICC/Cargo Element Interface & Safety Verification Requirements & System Verification Requirements	5A.1	ICC-RIHOU-RQ-0005
TECHNICAL NOTES
ICC-RIBRE-TN-0003, Structural/Dynamic Analysis Report		ICC/RIBRE-TN-0003

		ICC-RIBRE-TN-0029, LCA, ESP, RU FSE Mass Properties		ICC-RIBRE-TN-0029
		ICC-RIBRE-TN-0014, ICC - Keel Yoke Structure Fracture Mechanics Analysis		ICC-RIBRE-TN-0014
		ICC Fracture Control Summary Report for STS-96/2A.1	2A.1	ICC-RIBRE-TN-0018
		ICC-RIBRE-TN-0023, ICC Thermal Worst Case Analysis for STS-101/2A.2	2A.2a	ICC-RIBRE-TN-0023
		ICC-RIBRE-TN-0027, ICC Thermal Worst Case Analysis for STS-102/5A.1	5A.1	ICC-RIBRE-TN-0027
		Fatigue Spectra for ICC - Cargo Items & FSE w/Mass m= 50kg up to 1815 kg		ICC-RIBRE-TN-0028
		ICC-RIBRE-TN-0030, Sensitivity Analysis of Non Corrolated FEM for Strela Components on 2A.2	2A.2a	ICC-RIBRE-TN-0030
		ICC-TN-RIBRE-0031, No Strela Sensitivity Analysis		ICC-RIBRE-TN-0031
		ICC-RIBRE-TN-0032, 5A.1 Contingency Landing Sensitivity Analysis	5A.1	ICC-RIBRE-TN-0032
		ICC-RIBRE-TN-0033, SOAR FSE Structural Analysis	2A.2a	ICC-RIBRE-TN-0033
		ICC-RIBRE-TN-0033, SOAR FSE Structural Analysis	2A.2a	ICC-RIBRE-TN-0033
		ICC-RIBRE-TN-0034, 5A.1 Sensitivity Analysis for Low Stiffness Delivery of LCA & RU	5A.1	ICC-RIBRE-TN-0034
		ICC-RIBRE-TN-0035, ICC 2A.2 SOAR FSE Fracture Mechanics Analysis	2A.2a	ICC-RIBRE-TN-0035
		ICC-TN-RIBRE-0037, Dynamic and Static Analysis of the ICC Mission 5A.1 Payload Flight Support Engineering	5A.1	ICC-RIBRE-TN-0037
		ICC-RIBRE-TN-0038, ICC Fracture Control Summary Report for STS-101/2A.2a	2A.2a	ICC-RIBRE-RN-0038
		ICC-RIBRE-TN-0040, ICC Fracture Control Summary Report for STS-106/2a.2b	2A.2b	ICC-RIBRE-TN-0040
		ICC-RIBRE-TN-0042, ICC Hoistin Beam Specification {Generic}	Generic	ICC-RIBRE-TN-0042
		ICC-RIBRE-TN-0045, ICC - 5A.1 FSE Fracture Mechanics Analysis	5A.1	ICC-RIBRE-TN-0045
		ICC-RIBRE-TN-0047, ICC Fracture Control Summary Report for STS-102/5A.1	5A.1	ICC-RIBRE-TN-0047
		Structural Design Criteria & Dimensioning Loads for ICC Cargo of Mission 5A.1	5A.1	ICC-RIHOU-TN-0001
		STS-101 PVLR Loads Report for the ICC	2A.2a	ICC-RIHOU-TN-0002
		ICC Generic Hardware Database for Keel Yoke Assembly & Unpressurized Cargo Pallets [Draft]	Generic	ICC-RIHOU-TN-0003
		ICC Generic Hardware Database for Flight Support Equipment [Draft]	Generic	ICC-RIHOU-TN-0004
		STS-106/2A.2b Payload Compliment Assessment	2A.2b	ICC-RIHOU-TN-0005
		STS-102/5A.1 Crew Bench Review/ Crew Interface Activities/ Crew Walkdown	5A.1	ICC-RIHOU-TN-0006
		STS-102/5A.1 Preflight Imagery Plan	5A.1	ICC-RIHOU-TN-0007
		External Stowage Platform 2 (ESP-2) Electrical Design and Analysis	ESP-2	ICC-RIHOU-TN-0008
1.3.1.3	KYA
		KYA1 ADP	1
		KYA2 ADP	1
1.3.1.4	PFAP

End Item Specification	X
Verification Matrix	X
Schedule	X
ICDs/ICAs	X
RIDs from PDR/IDR	X
Results of Safety Review	X
Flight drawings (releasable)	X
Parts List	X
EVA layout	X
Mass Properties report	X
Bonding Diagram	X
RIDs from PDR/IDR	X
SIVP (final)	X
Stress Analysis	X
Fatigue Analysis	X
Loads Report	X
Loads Model	X
Fracture Control Plan (final)	X
Fracture Analysis	X
Test Plans and Procedures (draft)	X
RIDs from PDR/IDR	X
Thermal Report	X
Thermal Model	X
FMEA/CIL	X
MIUL	X

1.3.2 GENERIC ICC PROGRAM DOCUMENTATION
ROBUST CONFIGURATION (REPORT)	X
GENERIC ICC PROGRAM 3 PHASE SUMMARY	X
PLATE TESTING
TEST PLANS/REPORT	X
CORRELATED MATH MODEL(S)	X
PHASE 1A
TEST PLAN	X

RSC-E TEST REPORT	X
UCP CAPABILITY DOCUMENT	X	ASI-00002
PHASE 1B
TEST PLAN	X
RSC-E TEST REPORT	X
UCP CAPABILITY DOCUMENT (UPDATE)	X	ASI-00002
2.0 VCC
2,1 FLIGHT HARDWARE
VCC1 Flight Unit	1	397GK.1000
VCC NBL Unit (Refinished VCC2)	1	397GK.1000
VCC3 Flight Unit	1	397GK.1000
Flight Spare Parts Kit	2	ZIP
INSERT (NHP)	2	381GK.1000-128
INSERT (LONGERON TRUNNION BRACKET)	2	381GK.1000-129
BOLT (SECTION INTERFACE)	5	397GK.0000-501
ANGULAR PIN (SECTION INTERFACE)	2	397GK.2000-132
PIN (SECTION INTERFACE)	5	397GK.2000-133
BOLT (TRUNNION BRACKET ATTACHMENT)	5	397GK.0000-502
WASHER (SECTION INTERFACE)	5	397GK.0000-505
KEEL FITTING ATTACHMENT	2	SCREW M12 X 1.5
KEEL FITTING ATTACHMENT	2	WASHER A12
SCUFF PLATE ATTACHMENT SCREW M10-6e X 24.26.011	2
PIN (KEEL FITTING ATTACHMENT)	2	397GK.3000-405
BOLT (KEEL FITTING ATTACHMENT)	2	397GK.3000-305
2,2 FLIGHT SUPPORT EQUIPMENT	N/A
2,3 GSE AND MISCELLANEOUS HARDWARE
Unique Test Hardware	A/R*
VCC2 Spare Parts Kit	1
Special tools for re-assembly	1
GSE Kit (Stabilizing beam for outer section)	3
Special Fixtures for re-assembly	1
Re-useable Shipping Container Sets	3

* Quantity to be determined by mutual agreement.

2,3 DOCUMENTATION
VCC System Requirements Specification (SRS) Rev 0	X	SHI-VCC-S1003
Design Coupled Loads Results **	X	N/A
Shuttle Thermal Analysis	X	SHI-VCC-XXXX
LOADS DATA BOOK (APPENDIX X OF SHI-VCC-S1002)	X
Mass properties report	X
Structural verification plan	X	(Line Item 314)
Thermal analysis
Report	X	(Line Item 316)
Model	X	(Line Item 317)
Structural strength analysis report	X	(Line Item 318)
Loads analysis
Report	X	(Line Item 319)
Loads model	X
Drawing Package	X
VCC Section interchangeability verification plan (INC W/STRUCTURAL VERIFICATION PLAN)	X
Fracture control plan	X	(Line Item 324)
Static Test
Static Test Plan	X	(Line Item 326)
Static Test Procedures	X	(Line Item 327)
Static test fixture drawings	X	(Line Item 328)
Static Test Report	X	(Line Item 329)
Modal Test
Modal Test Plan	X	(Line Item 331)
Modal Test Procedure	X	(Line Item 332)
Test fixture and simulators drawings	X	(Line Item 333)
Modal Test Report	X	(Line Item 334)
Correlated Math Model	X	(Line Item 335)
Requirements Compliance Matrix	X
VCC1 Passport (Formular)	X	(Line Item 337)
VCC1 Non-Conformance Report	X
VCC1 EVA Sharp Edges Inspection Report (AKT)	X	(Line Item 339)

VCC1 Released Working Drawings (VCC)	X	(Line Item 340)
VCC1 Released Working Drawings (GSE)	X
VCC3 Passport (Formular)	X	(Line Item 342)
VCC3 Non-Conformance Report	X
VCC3 EVA Sharp Edges Inspection Report (AKT)	X
VCC3 Released Working Drawings (VCC)	X
VCC3 Released Working Drawings (GSE)	X
Operator’s Manual (VCC)	X	(Line Item 347)
Operator’s Manual (GSE)	X	(Line Item 348)
Material Usage List	X	(Line Item 349)
Material Usage Agreement (MUA) (if required)	X	(Line Item 350)
Bulk Data NASTRAN Finite Element Model	X